UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street, Suite 400

San Francisco, CA 94133

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2026 (the “Closing Date”), The RealReal, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), as borrower, with Fortress Credit Corp., as administrative agent and as collateral agent, and the lenders party thereto from time to time. The Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of $150 million (the “Term Loan Facility”) and a senior secured revolving loan facility with aggregate commitments of $25 million (the “Revolving Loan Facility”, and together with the Term Loan Facility, the “Facilities”).

The Company expects to use the proceeds of the Term Loan Facility (together with cash on hand) to redeem in full all of the Company’s existing 4.25%/8.75% PIK/Cash Senior Secured Notes due 2029 (the “2029 Notes”) and pay fees and expenses in respect of the redemption. The proceeds from loans made pursuant to the Revolving Loan Facility are expected to be used for working capital and other general corporate purposes.

The funding of the Term Loan Facility and availability of the Revolving Loan Facility are subject to the satisfaction of certain conditions, including the redemption in full of the 2029 Notes substantially concurrently with the funding of the Term Loan Facility, which is expected to occur on or about October 19, 2026 (the “Funding Date”).

The Company’s obligations under the Credit Agreement will be guaranteed by certain of the Company’s future subsidiaries (if any). The Facilities and the guarantees (if any) will be secured by a first priority lien on substantially all assets of the Company and the guarantors (if any), subject to certain exceptions.

Loans under the Facilities will initially accrue interest at a rate per annum equal to adjusted Term SOFR plus 5.75%, subject to adjustment based on the Company’s first lien net leverage ratio. Loans under the Term Loan Facility amortize in equal quarterly installments of 0.25% of the initial principal amount, commencing on the last business day of the first full fiscal quarter ending after the Funding Date. The Facilities mature on the seven year anniversary of the Funding Date, provided that the Facilities will instead mature on the date that is 91 days prior to the stated maturity date of the Company’s 4.000% Convertible Senior Notes due 2031 (the “2031 Notes”) if greater than or equal to $25 million of the 2031 Notes remain outstanding as of such date.

The Company will be required to prepay the Term Loan Facility (a) with a percentage of Excess Cash Flow (as defined in the Credit Agreement) determined by reference to the Company’s first lien net leverage ratio, subject to specified deductions and exceptions, (b) with a percentage of the net cash proceeds from certain asset sales and casualty events, subject to reinvestment rights and other exceptions, and (c) with 100% of the net cash proceeds from certain refinancing term loans and other specified debt issuances. Voluntary prepayments of the Term Loan Facility are subject to a prepayment premium equal to (i) prior to the first anniversary of the Funding Date, 2.00% of the principal amount prepaid and (ii) after the first anniversary of the Funding Date but prior to the second anniversary of the Funding Date, 1.00% of the principal amount prepaid. On and after the second anniversary of the Funding Date, no prepayment premium applies. In addition, on or prior to the first anniversary of the Funding Date, the Company may prepay up to $50 million in aggregate principal amount of the Term Loan Facility with the proceeds of one or more permitted equity issuances without paying a prepayment premium.

Commencing with the first full fiscal quarter following the Closing Date, the Credit Agreement requires that the Company maintain a first lien gross leverage ratio of 4:75 to 1.00 for each fiscal quarter through and including the fiscal quarter ending December 31, 2028 and a first lien gross leverage ratio of 4:25 to 1.00 for each fiscal quarter thereafter. The Credit Agreement also requires the Company to maintain Liquidity (as defined in the Credit Agreement) of at least $25 million as of the last day of each fiscal quarter starting with the last day of the first full fiscal quarter following the Closing Date.

The Credit Agreement contains certain affirmative and negative covenants that limit the ability of the Company and its subsidiaries (if any), among other things, and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments. The Credit Agreement contains certain events of default, including relating to a change of control. If an event of default occurs, the lenders will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement.

The above summary of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

A copy of the Company’s press release with respect to the transactions described in Item 1.01 is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2029 Notes. Any redemption of the 2029 Notes, if effected, will be made only in accordance with, and subject to the terms and conditions of, the indenture governing the 2029 Notes, including the applicable notice requirements and satisfaction of any conditions precedent to such redemption.

The information set forth in this Item 7.01, including Exhibit 99.1, of this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 9, 2026, by and among The RealReal, Inc., as borrower, Fortress Credit Corp., as administrative agent and collateral agent, and each lender from time to time party thereto.

99.1	Press Release dated October 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: October 15, 2026	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

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